Exhibit 10.1

Amendment No. 2 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan

This Amendment No. 2 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan (as amended, the “Plan”) was approved and recommended to the Stockholders by the Board of Directors of Ring Energy, Inc. (the “Company”) on April 9, 2025, subject to approval by the stockholders of the Company, which was obtained on May 22, 2025. Accordingly, the Plan is hereby amended, effective as of May 22, 2025, as follows:

1. Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) 27,400,000 Shares, which includes 341,155 Shares that are reserved but unissued under the Prior Plan and have since been transferred to the Plan, and (ii) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 27,400,000.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been executed to be effective as of May 22, 2025.

RING ENERGY, INC.

By: /s/ Paul D. McKinney
Name: Paul D. McKinney
Title: Chairman and Chief Executive Officer